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                                                                    EXHIBIT 10.6


                         EXECUTIVE RETENTION AGREEMENT

This Executive Retention Agreement is made and entered into effective as of __________, 1995, between United States Filter Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Executive"), with reference to the following facts:

   A. The Company desires to employ the Executive in the position of __________ ___________________ (the "Position"), in order to have the benefit of the Executive's special knowledge, experience, reputation and abilities for the benefit of the Company, its customers and its stockholders;

   B. The Executive has advised the Company of the Executive's desire to be employed in the Position and to utilize the Executive's special knowledge, experience, reputation and abilities for the benefit of the Company, its customers and its stockholders under the terms hereof; and

   C. In recognition of the Executive's value to the Company, the Company desires to provide certain payments and benefits in the event the Executive's employment with the Company is terminated or altered, all under certain conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, the parties agree as follows:

    1.   Employment.
         -----------

         The Company hereby employs the Executive in the Position and the Executive hereby accepts this employment and shall exercise and perform faithfully and to the best of the Executive's ability on behalf of the Company the powers and duties of the Position.

    2.   Executive's Services and Duties.
         --------------------------------

         During the Executive's employment, the Executive shall:

         (a) Observe and conform to the policies and directions promulgated and communicated from time to time by the Company;

         (b) Exercise and perform such powers and duties customarily performed by the Position, including general executive powers and duties and other powers and duties under law or practice or as otherwise established or directed by the Company; and

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Executive Retention Agreement
United States Filter Corporation


         (c) Devote the Executive's full-time ability and attention to the business of the Employer, provided that the Executive may engage in such other activities as are minimal in nature and do not conflict with the business of the Company or interfere with the Executive's performance of duties under this Agreement.

         The duties of the Executive may be extended, curtailed or otherwise modified from time to time at the discretion of the Board of Directors or the Chief Executive Officer of the Company or their delegates, provided such duties shall at all times be of a nature customarily performed by a senior executive or manager of the Company.

    3.   Term and Effective Date.
         ------------------------

         The term and the provisions of this Agreement commence on the date hereof and continue throughout the term of Executive's employment with the Company.

         In the event this Agreement terminates or otherwise becomes inoperative, all rights and benefits which have become vested prior to such termination shall remain in full force and effect and such termination shall not relieve either party from the performance of any continuing obligation requiring performance after the date of such termination.

    4.   Terminating Events.
         -------------------

         A.   Non Change of Control Period
              ----------------------------

              The following comprise events ("Non Change of Control Terminating Events") which, if occurring at any time other than within one year following a "Change of Control" (below defined) shall result in the payment by the Company as provided under Section 5(a) of this Agreement:

         (a) Termination of the Executive's employment without "Cause" (below defined);

         (b) A reduction in the Executive's base salary, including any incentive payment incorporated into such base salary, by an aggregate of thirty percent or more, calculated by adding all reductions of less than thirty percent to determine if a thirty percent reduction has occurred; or

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Executive Retention Agreement
United States Filter Corporation


         (c) A reduction in the benefits and benefit programs provided or available to the Executive, unless (i) substantially comparable reductions are effected for substantially all individuals with agreements with the Company similar to this Agreement or (ii) the benefits and programs are replaced with substantially comparable benefits or programs.

         B.   During Change of Control Period
              -------------------------------

              The following comprise events ("Change of Control Terminating Events") which, if occurring within one year following a Change of Control shall result in the payment and the other actions by the Company as provided under
Section 5(b) of this Agreement:

         (a)  Termination of the Executive's employment without "Cause";

         (b) The assignment to the Executive of duties inconsistent with the Position, or as the duties of the Position may have been extended, curtailed or modified pursuant to Section 2 through the date immediately prior to the Change of Control, including a significant diminution in responsibilities;

         (c) The movement of the Executive's office with the Company to a location more than 100 miles from the location of the Executive's office with the Company immediately prior to the Change of Control;

         (d) A reduction in the Executive's base salary, including any incentive payment incorporated into such base salary; and

         (e) A reduction in the benefits and benefit programs provided or available to the Executive, including eligibility to participate in incentive programs, unless the benefits and programs are replaced with substantially comparable benefits or programs.

     "Cause" shall mean a termination of employment on the grounds of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and continuing failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses). In addition, if the Executive's employment is terminated for Cause within one year following a Change of Control, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board (after reasonable notice

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Executive Retention Agreement
United States Filter Corporation


to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the Executive's termination is for Cause and specifying the particulars thereof in detail. Such finding shall be subject to a complete and de novo review as to reasonableness and good faith in accordance with
Section 14 thereof.

         "Change of Control" shall mean the occurrence of any of the following:

     (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;

     (ii) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

     (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sale or transfer by

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Executive Retention Agreement
United States Filter Corporation


the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

     Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, no change in control of the Company shall be deemed to have occurred if (x) the Executive is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

     "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Voting Shares" means all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

     5.    Compensation Payable By the Company Upon a Non Change of Control
           ----------------------------------------------------------------
Terminating Event or a Change of Control Terminating Event.
- -----------------------------------------------------------

          (a) Upon a Non Change of Control Terminating Event occurring at any time during the term of the Executive's employment with the Company, other than within one year following a Change in Control, the Executive shall have the right to cause the Company to pay to the Executive an amount equal to __________ times of the Executive's current annual base salary in effect immediately prior to the Terminating Event, including any incentive payment incorporated into such annual base salary (together the "Annual Compensation").

          (b) Upon a Change of Control Terminating Event occurring within one year following a Change in Control, the Executive shall have the right to cause the Company to:

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Executive Retention Agreement
United States Filter Corporation


              (i) pay to the Executive an amount equal to _________ times the sum of (x) the Annual Compensation and (y) an amount equal to the greater of (A) the incentive or bonus paid to the Executive by the Company as a lump sum for the prior fiscal year or (B) the target or incentive bonus applicable to the Executive for the year in which the Change of Control Terminating Event occurs;

              (ii) continue to maintain and pay for one year on behalf of the Executive on the same basis as in effect immediately prior to the Change of Control Terminating Event, all welfare benefits and retirement plans in which the Executive was participating, including medical, disability, life and other insurance benefits and the 401(k) plan of the Company, or if the Executive's continuing participation in any of such benefits or plans is precluded by law, to provide a substantially economic equivalent to those benefits or plans through a lump sum cash payment payable within 10 days following notice to the Executive of such a preclusion by law. Such period of one year shall begin upon the "Notice of Terminating Event Date" (as defined in Section 7).

          (c) Notwithstanding (a) and (b) above or any other provision of this Agreement to the contrary, if tax counsel selected by the Company and acceptable to the Executive determines that any portion of any payment under this Agreement would constitute an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

     The amounts payable and benefits provided under (a) and (b) above (as they may be limited under (c) above) shall be the Executive's sole remedy under this Agreement with respect to all Non Change of Control and Change of Control Terminating Events (together "Terminating Events") so that multiple Terminating Events shall not give rise to multiple payments by the Company.

     6.   Payment of Compensation or Benefits.
          ------------------------------------

          The Board shall have the discretion to determine the time and form of the payments due under Sections 5(a) or (b) of this Agreement, subject to the following limitations:

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Executive Retention Agreement
United States Filter Corporation


         (i) If such payment is made in a lump sum, other than a lump sum payment under Section 5(b) (ii), the payment must be made within 30 days after the end of the calendar year in which the Notice of Terminating Event occurs, though in no event more than six months after such Notice and if such Notice occurs on or before September 30 and payment is not being made within ninety days, the Executive shall have the immediate right to borrow from the Company 90% of the amount of such payment at the lowest annual interest rate promulgated under the Internal Revenue Code of 1986, as amended, that precludes imputed income to the Executive, with such borrowed amount to be secured by such payment; or

         (ii) If such payment is made in installments, payment must be in equal monthly installments and must commence within 30 days of the Notice of Terminating Event Date and the final installment must be made within six months of the first installment.

     7.  Notice of a Terminating Event.
         ------------------------------

         The Executive shall be obligated to give notice to the Company with respect to (a) a Non Change of Control Terminating Event within three months of the Non Change of Control Terminating Event and (b) a Change of Control Terminating Event within 14 months following the Change of Control. Failure to comply with such notice provisions shall constitute the Executive's waiver of all rights hereunder to payments and benefits that might have arisen by reason of that particular Terminating Event, and only that particular Terminating Event, as to which such timely notice was not given. The date as of which notice of a Terminating Event is given by the Executive is defined herein as the "Notice of Terminating Event Date".

     8.  Nonassignment By Executive.
         ---------------------------

         (a) Neither the Executive, the Executive's spouse or the Executive's estate shall have any right to assign, alienate, pledge, hypothecate, encumber or dispose of the right to receive payments or benefits under this Agreement, nor shall such payments or benefits be subject to pledge, attachment or claims of creditors of the Executive. Such payments and rights are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments or providing benefits in accordance with this Agreement to the Executive, in accordance with paragraph (b) next following.

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Executive Retention Agreement
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         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any payments or benefits have not been satisfied in full had the Executive continued to live, all such remaining payments and benefits shall be paid in accordance with the terms of this Agreement to the Executive's estate, unless the Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notice(s), may be changed from time to time at the option of the Executive, subject to the consent of the Executive's spouse, if the Executive's spouse then has an enforceable interest in such payments or benefits).

     9.  Successors To The Company; Binding Agreement.
         ---------------------------------------------

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to (a) expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and (b) agree to notify the Executive of the assumption of this Agreement within 10 days of such assumption. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive's employment had been terminated without cause immediately following a Change in Control.

     10.  Liability Insurance; By-Law Indemnification.
          --------------------------------------------

          After a Change in Control, the Company shall continue undiminished for as long as the Executive would be affected thereby the availability and amount of liability insurance coverage, indemnification and rights of the Executive to indemnification as an officer, employee or agent under the insurance policies, By-Laws and practices of the Company as they existed at the time of the Change in Control, or shall provide or cause to be provided to the Executive, if and when needed, and at no cost to the Executive, protection equivalent thereto.

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Executive Retention Agreement
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     11.  Agreement Not to Compete.
          -------------------------

          (a) The Executive agrees that for a period of 12 months from and after the termination of Executive's employment with the Company for any reason, or under any circumstance, except if such termination results in a payment to the Executive under Section 5(b), the Executive will not, directly or indirectly work for, whether as an employee, consultant or advisor, or own, manage or join or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner or investor in, any entity or person that at any time during such period directly or indirectly involves the sale, design, engineering, fabrication or servicing of water filtration equipment or water treatment systems in any state or territory of the United States.

          (b) The Executive agrees that the remedies of the Company at law for any breach or threat of breach by the Executive of the provisions of paragraph
(a) above will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent any breach of the provisions of such paragraph and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

     12.  Miscellaneous.
          --------------

          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the President, the Chief Financial Officer or the General Counsel of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions as the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Sections 10 and 14 shall survive the expiration of this Agreement.

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Executive Retention Agreement
United States Filter Corporation

     13.  Validity.
          ---------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Upon a determination that any provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and absent the prompt agreement of the parties to the required modifications, such modifications shall be determined under Section 14.

     14.  Arbitration.
          ------------

          Other than with respect to the enforcement of Section 11, including any dispute or controversy under that Section (a "Section 11 Dispute"), any dispute or controversy arising under or in connection with this Agreement or in connection with any other aspect of the Executive's employment with the Company, including all claims by the Executive in connection therewith, shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in Delaware, in accordance with the rules of the American Arbitration Association then in effect. Each party shall bear their own expenses and costs in such arbitration and one half of the costs charged by the arbitrators, except if the Executive shall prevail in any significant respect in such dispute or controversy the Company shall pay the Executive's reasonable legal fees, expenses and costs incurred in enforcing or defending its rights hereunder and all of the costs charged by the arbitrators. In connection with a
Section 11 Dispute, the Executive and the Company hereby submit to the jurisdiction of the federal and/or state courts, as the case may be, sitting in New Castle County, Delaware, in connection with any action arising from or relating to a Section 11 Dispute.

     15.  Notices.
          --------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties at, in the case of the Company: United States Filter Corporation, 73-710 Fred Waring Drive, Palm Desert, CA 92260 and, in the case of the Executive, at the most recent address shown in the Company's personnel files, or at such other address as shall be given in writing by either party to the other. The date of such personal delivery or the date three days after such mailing shall be deemed to be the effective date of such notice, demand or communication.

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Executive Retention Agreement
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     16.  Headings.
          ---------

          Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

     17.  Rules and Regulations.
          ----------------------

          To the extent required by any state or federal rules and regulations applicable to the Company, the terms and provisions of such rules and regulations are hereby incorporated by reference, together with any amendments thereto hereinafter enacted, and notwithstanding anything contained in this Agreement to the contrary, the rights and obligations of any party hereunder shall be the subject to all of the terms and limitations contained in such rules and regulations, including all amendments thereto.

     18.  Counterparts.
          -------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.

                                            By:
                                               -------------------------------



                                            UNITED STATES FILTER CORPORATION
                                            (the "Company")



                                            By:
                                               --------------------------------
                                               Richard J. Heckmann, President

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